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EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact: Marge Brown
(952) 830-8463

JOSTENS IH CORP. ANNOUNCES UNAUDITED PRO FORMA
YEAR-TO-DATE SALES OF $1,142 MILLION, AN INCREASE OF 5.2%
OVER THE COMPARABLE PERIOD IN 2003

        MINNEAPOLIS, November 19, 2004—Jostens IH Corp. ("JIHC") today announced unaudited pro forma year-to-date sales of $1,142 million, an increase of 5.2% over the comparable nine-month period in 2003.

        On October 4, 2004, JIHC completed a series of transactions pursuant to which AHC I Acquisition Corp. ("Arcade") and Von Hoffmann Holdings Inc. ("Von Hoffmann") joined Jostens, Inc. ("Jostens") as direct, wholly owned subsidiaries of JIHC. The transactions included the acquisition of Von Hoffmann and Arcade by an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR") through separate mergers with those companies, and the contribution of the stock of Von Hoffmann and Arcade to JIHC, in exchange for stock of Jostens Holding Corp. ("Jostens Holdings"), our parent. Prior to the October 4 transactions, Von Hoffmann and Arcade were each controlled by affiliates of DLJ Merchant Banking Partners II, L.P. and Jostens by affiliates of DLJ Merchant Banking Partners III, L.P., ("DLJMBP III"). As a result of the October 4 transactions, affiliates of KKR own approximately 49.6% of the voting interest of Jostens Holdings and 45% of the economic interest, and affiliates of DLJMBP III, own approximately 41% of the voting interest of Jostens Holdings and 45% of the economic interest, with the remainder held by other co-investors and certain members of management. Through the combination of Jostens, Von Hoffmann and Arcade, JIHC is a leading North American speciality printing, marketing and school-related affinity products and services enterprise.

        As a result of the October 4, 2004 transactions occurring subsequent to the October 2, 2004 quarter end, JIHC is presenting unaudited pro forma summary financial information for the three- and nine-month periods ending October 2, 2004 and the corresponding periods in 2003. The Von Hoffmann and Arcade pro forma financial data have been presented based on their respective three-and nine-month periods ended September 30th.

        The unaudited pro forma condensed consolidated statements of income for the periods presented give effect to (1) the October 4th transactions and related financing; (2) the 2003 merger of Jostens with an affiliate of DLJMBP III; (3) adjustments to exclude the effect on costs of products sold of purchase accounting adjustments to inventory in connection with the 2003 merger, as well as transaction costs related to the 2003 merger; (4) the acquisition by Von Hoffmann of The Lehigh Press; and (5) the reclassification of the Lehigh Direct division from a discontinued operation to a continuing operation, as if they had all occurred on December 29, 2002. The unaudited pro forma information is based upon available information and certain assumptions that the company believes are reasonable under the circumstances. The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the company's results of operations or financial condition would actually have been had all of the events described above, including the October 4th transactions, occurred on the date indicated, nor does it purport to project the results of operations or financial condition of JIHC for any future period or as of any future date.

        Pro forma net sales for the three- and nine-month periods ended October 2, 2004 were $284.5 million and $1,142.3 million, respectively, an increase of 5.2% over both of the prior year comparative periods.

        Pro forma net sales for each of the separate subsidiary companies for the three-month period compared to the prior year comparative period were: Jostens of $105.3 million, an increase of 12.3%, compared to $93.8 million; Von Hoffmann of $134.6 million, a decrease of 3.4%, compared to $139.4 million; and Arcade of $44.6 million, an increase of 19.9%, compared to $37.2 million.

        Pro forma net sales for each of the separate subsidiary companies for the nine-month period compared to the prior year comparative period were: Jostens of $624.6 million, an increase of 5.8%, compared to $590.3 million; Von Hoffmann of $409.6 million, an increase of 1.2%, compared to $404.8 million; and Arcade of $108.1 million, an increase of 19.4%, compared to $90.5 million.

        Adjusted EBITDA (as defined in the accompanying summary of financial data) on a pro forma basis for the three- and nine-month periods was $37.3 million and $226.2 million, respectively, an increase of 32.7% and 9.6%, respectively, over $28.1 million and $206.3 million in the respective prior year comparative periods. JIHC has provided a reconciliation of pro forma net (loss) income to Adjusted EBITDA in the accompanying summary of financial data.

        Adjusted EBITDA on a pro forma basis for each of the separate subsidiary companies for the three-month period compared to the prior year comparative period was: Jostens a loss of $0.6 million, compared to a loss of $5.6 million. A portion of this period over period growth is attributable to favorable timing of shipments from fourth quarter to third quarter; Von Hoffmann of $24.8 million, compared to $23.1 million; and Arcade of $13.1 million, compared to $10.6 million.

        Adjusted EBITDA on a pro forma basis for each of the separate subsidiary companies for the nine-month period compared to the prior year comparative period was: Jostens of $126.9 million, compared to $113.4 million; Von Hoffmann of $70.1 million, compared to $69.3 million; and Arcade of $29.2 million, compared to $23.6 million.

        "With the completion of the October 4th transactions, I look forward to leading JIHC to a strong future through focusing on the continued growth of the existing Jostens, Von Hoffmann and Arcade franchises and the synergistic and operational opportunities we believe exist for the combined enterprise and identifying and executing on acquisition opportunities that will complement the products and services we currently offer," said Marc Reisch, CEO.

        Jostens is a leading provider of school-related affinity products and services that help people celebrate important moments, recognize achievements and build affiliation. Jostens' products include yearbooks, class rings, graduation products and school photography.

        Von Hoffmann is a leading manufacturer of four-color case bound and soft-cover educational textbooks, textbook covers, standardized test materials and related components for major educational publishers in the United States. Von Hoffmann also provides commercial printing services to non-educational customers, including business-to-business catalogers and its Lehigh Direct business provides a range of innovative printing products and services to the direct marketing sector.

        Arcade is a leading global marketer and manufacturer of multi-sensory and interactive advertising sampling systems for the fragrance, cosmetics and personal care markets as well as other consumer product markets, including household products and food and beverage markets.

This release may contain "forward-looking statements." Forward-looking statements are based on our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "project," or "continue," or the negative thereof or similar words. We base these forward-looking statements on assumptions that we believe are reasonable; however, these assumptions may prove incorrect or be affected by known or unknown risks or uncertainties. As a result, actual results may vary materially from those set forth in our forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. On October 4, 2004, we completed a series of transactions, pursuant to which AHC I Acquisition Corp. (Arcade) and Von Hoffmann Holdings, Inc. became our direct wholly-owned subsidiaries. The risks and uncertainties that would cause our actual results to differ include, but are not limited to, the following: our substantial indebtedness following the consummation of the transactions; our inability to implement our business strategy and achieve anticipated cost savings in a timely and effective manner; competition from other companies; the seasonality of our businesses; loss of significant customers or customer relationships; fluctuations of raw material prices and our reliance on a limited number of suppliers; Jostens' reliance on independent sales representatives; our reliance on numerous complex information systems; Von Hoffmann's dependency on the sale of school textbooks; the textbook adoption cycle and levels of government funding for education spending; the reliance of our businesses on limited production facilities; the amount of capital expenditures required at our businesses; the failure of Arcade's sampling systems to comply with U.S. postal regulations; labor disturbances; environmental regulations; foreign currency fluctuations and foreign exchange rates; the outcome of litigation; and control by our controlling shareholders.

        We have presented unaudited pro forma condensed consolidated statements of income which combine the consolidated financial data of JIHC, Von Hoffmann and Arcade for the periods indicated to aid the understanding of financial information. In addition, we have presented unaudited pro forma condensed statements of income for the three separate subsidiary companies. The unaudited pro forma condensed consolidated statements of income for the three and nine month periods ended October 2, 2004 and September 27, 2003 give effect to (1) the October 4th transactions and related financing, (2) the 2003 merger of Jostens with an affiliate of DLJMBP III, (3) adjustments to exclude the effect on costs of products sold of purchase accounting adjustments to inventory in connection with the 2003 merger, as well as transaction costs related to the 2003 merger, (4) the acquisition by Von Hoffmann of The Lehigh Press and (5) the reclassification of the Lehigh Direct division from a discontinued operation to a continuing operation, as if they had all occurred on December 29, 2002. The unaudited pro forma information is based upon available information and certain assumptions that the company believes are reasonable under the circumstances. The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the company's results of operation or financial condition would actually have been had all of the events described above, including the October 4th transactions, occurred on the date indicated, nor does it purport to project the results of operations or financial condition of JIHC for any future period or as of any future date. The foregoing information may contain financial measures other than in accordance with generally accepted accounting principles and should not be considered in isolation from or as a substitute for the company's historical condensed consolidated financial statements. The company presents this information because management uses it to monitor and evaluate the company's ongoing operating results and trends, and believes it provides investors an understanding of the company's operating performance over comparative periods.

JOSTENS IH CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Nine months ended
In millions	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Net sales	$284.5	$270.4	$1,142.3	$1,085.6
Cost of products sold	192.5	191.5	688.7	656.3

Gross profit	92.0	78.9	453.6	429.3
Selling and administrative expenses	84.2	85.2	327.2	317.9
Special charges	4.7	0.4	5.9	0.7

Operating income (loss)	3.1	(6.7)	120.5	110.7
Interest expense, net	23.5	24.1	71.1	71.6
Other expense	0.1	0.0	0.3	0.6

(Loss) income before income taxes	(20.5)	(30.8)	49.1	38.5
(Benefit from) provision for income taxes	(13.9)	(20.9)	33.4	26.2

Net (loss) income	(6.6)	(9.9)	15.7	$12.3

Adjusted EBITDA(1)	$37.3	$28.1	$226.2	$206.3
	Three months ended		Nine months ended
In millions	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Net (loss) income	$(6.6)	$(9.9)	$15.7	$12.3
Interest expense, net	23.5	24.1	71.1	71.6
Income taxes	(13.9)	(20.9)	33.4	26.2
Depreciation and amortization expense	27.3	33.9	95.3	92.7
Management and advisory fees	0.8	0.7	1.9	1.2
Severance and other	6.2	0.2	8.8	2.3

Adjusted EBITDA(1)	$37.3	$28.1	$226.2	$206.3

JOSTENS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Nine months ended
In millions	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Net sales	$105.3	$93.8	$624.6	$590.3
Cost of products sold	58.1	55.1	292.9	273.3

Gross profit	47.2	38.7	331.7	317.0
Selling and administrative expenses	67.4	67.4	272.1	267.2
Special charges	4.0	0.0	4.0	0.0

Operating (loss) income	(24.2)	(28.7)	55.6	49.8

Adjusted EBITDA(1)	$(0.6)	$(5.6)	$126.9	$113.4
	Three months ended		Nine months ended
In millions	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Operating (loss) income	$(24.2)	$(28.7)	$55.6	$49.8
Depreciation and amortization expense	17.8	22.9	64.5	61.7
Management and advisory fees	0.2	0.3	0.8	0.3
Severance and other	5.6	(0.1)	6.0	1.6

Adjusted EBITDA(1)	$(0.6)	$(5.6)	$126.9	$113.4

VON HOFFMANN HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Nine months ended
In millions	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Net sales	$134.6	$139.4	$409.6	$404.8
Cost of products sold	106.9	112.9	328.3	324.8

Gross profit	27.7	26.5	81.3	80.0
Selling and administrative expenses	11.4	12.9	38.4	36.6
Special charges	0.7	0.4	1.9	0.7

Operating income	15.6	13.2	41.0	42.7

Adjusted EBITDA(1)	$24.8	$23.1	$70.1	$69.3
	Three months ended		Nine months ended
In millions	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Operating income	$15.6	$13.2	$41.0	$42.7
Depreciation and amortization expense	8.1	9.2	26.0	25.6
Management and advisory fees	0.5	0.3	0.8	0.6
Severance and other	0.6	0.4	2.3	0.4

Adjusted EBITDA(1)	$24.8	$23.1	$70.1	$69.3

AHC I ACQUISITION CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Nine months ended
In millions	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Net sales	$44.6	$37.2	$108.1	$90.5
Cost of products sold	27.5	23.5	67.5	58.2

Gross profit	17.1	13.7	40.6	32.3
Selling and administrative expenses	5.4	4.9	16.7	14.1
Special charges	0.0	0.0	0.0	0.0

Operating income	11.7	8.8	23.9	18.2

Adjusted EBITDA(1)	$13.1	$10.6	$29.2	$23.6
	Three months ended		Nine months ended
In millions	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Operating income	$11.7	$8.8	$23.9	$18.2
Depreciation and amortization expense	1.4	1.8	4.8	5.4
Management and advisory fees	0.1	0.1	0.3	0.3
Severance and other	(0.1)	(0.1)	0.2	(0.3)

Adjusted EBITDA(1)	$13.1	$10.6	$29.2	$23.6

(1)
The indentures governing our and our parent's outstanding notes and our senior secured credit facilities contain financial ratios that are calculated by reference to Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) plus net interest expense, income taxes and depreciation and amortization, further adjusted to give effect to adjustments required in calculating covenant ratios and compliance under the indentures governing our and our parent's notes and our senior secured credit facilities. Adjusted EBITDA is a material component of these covenants. For example, non-compliance with the financial ratio maintenance covenants contained in our senior secured credit facilities could result in the requirement to immediately repay all amounts outstanding under such facilities, while non-compliance with the debt incurrence ratios contained in the indentures governing our and our parent's notes would prohibit JIHC and its restricted subsidiaries from being able to incur additional indebtedness other than pursuant to specified exceptions. Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (GAAP), is not a measure of financial condition or profitability, and should not be considered as an alternative to (1) net income (loss) determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

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JOSTENS IH CORP. ANNOUNCES UNAUDITED PRO FORMA YEAR-TO-DATE SALES OF $1,142 MILLION, AN INCREASE OF 5.2% OVER THE COMPARABLE PERIOD IN 2003